Exhibit 99.3

Unaudited Pro Forma Combined Balance Sheet

(in thousands)

	As of September 30, 2007
	Historical		Pro Forma
	ICF	SH&E	Adjustments		Consolidated
Current Assets:
Cash and cash equivalents	$2,074	$2,549	$—		$4,623
Contract receivables, net	157,189	10,180	—		167,369
Prepaid expenses and other	4,606	316	—		4,922
Deferred income taxes	3,679	242	—		3,921

Total Current Assets	167,548	13,287	—		180,835

Total Property and Equipment, net	6,299	651	—		6,950
Other Assets:
Goodwill	111,716	2,932	34,117	(a)	148,765
Other intangible assets	12,400	927	9,884	(b)	23,211
Restricted cash	3,631	—	—		3,631
Other assets	1,647	2,049	(1,793	)(c)	1,903

Total Assets	$303,241	$19,846	$42,208		$365,295

Current Liabilities:
Accounts payable	$37,687	$508	$—		$38,195
Accrued expenses	58,211	721	—		58,932
Accrued salaries and benefits	28,661	2,692	—		31,353
Current portion of long-term debt	—	142	(142	)(d)	—
Deferred revenue	14,584	—	—		14,584
Income taxes payable	1,624	246	—		1,870

Total Current Liabilities	140,767	4,309	(142)		144,934

Long-Term Liabilities:
Long-term debt	—	2,221	47,429	(e)	49,792
Deferred rent	1,644	—	—		1,644
Deferred income taxes	5,266	—	3,629	(f)	8,895
Other liabilities	2,112	1,793	(1,793	)(c)	2,112

Total Liabilities	149,789	8,323	49,265		207,377
Stockholders’ Equity	153,452	11,523	(7,057	)(g)	157,918

Total Liabilities and Stockholders’ Equity	$303,241	$19,846	$42,208		$365,295

The accompanying notes are an integral part of these combined financial statements.

Unaudited Pro Forma Combined Statements of Earnings

(in thousands, except per share amounts)

	For the nine months ended September 30, 2007
	Historical		Pro Forma
	ICF	SH&E	Adjustments			Consolidated
Revenue	$540,697	$26,418	$			$567,115
Direct Costs	398,260	3,506		5,595	(h)	407,361
Operating costs and expenses:
Operating expenses	85,107	16,562		(2,835	)(h,i)	98,834
Bonuses	—	2,367		(2,367	)(i)	—
Service Fees	—	—
Depreciation and amortization	4,220	561		1,556	(j)	6,337

Total operating costs and expenses	89,327	19,490		(3,646)		105,171

Operating income (loss)	53,110	3,422		(1,949)		54,583
Interest (expense)/ income	(1,392)	10		(1,463	)(k)	(2,845)
Foreign Exchange losses	—	(393)		393	(i)	—
Other income	490	—				490

Income (loss) before taxes	52,208	3,039		(3,019)		52,228
Income tax expense (benefits)	21,272	1,282		(585	)(l)	21,969

Net income (loss)	$30,936	$1,757		$(2,434)		$30,259

Earnings per Share:
Basic	$2.20					$2.15

Diluted	$2.09					$2.04

Weighted-average Common Shares Outstanding:
Basic	14,060					14,060

Diluted	14,800					14,800

The accompanying notes are an integral part of these combined financial statements.

Unaudited Pro Forma Combined Statements of Earnings

(in thousands, except per share amounts)

	For the year ended December 31, 2006
	Historical		Pro Forma
	ICF	SH&E	Adjustments			Consolidated
Revenue	$331,279	$32,475	$			$363,754
Direct Costs	217,747	5,026		6,636	(h)	229,409
Operating costs and expenses:						—
Operating expenses	87,056	20,040		(3,557	)(h,m)	103,539
Bonuses	—	3,100		(3,100	)(m)	—
Service Fees	—	400		(400	)(n)	—
Depreciation and amortization	3,536	460		2,024	(o)	6,020

Total operating costs and expenses	90,592	24,000		(5,033)		109,559

Operating income (loss)	22,940	3,449		(1,603)		24,786
Interest (expense)/ income	(3,229)	(96)		(1,842	)(p)	(5,167)
Foreign Exchange losses	—	(253)		253	(m)	—
Other income	366	—		—		366

Income (loss) before taxes	20,077	3,100		(3,192)		19,985
Income tax expense (benefits)	8,210	1,124		(607	)(l)	8,727

Net income (loss)	$11,867	$1,976		$(2,585)		$11,258

Earnings per Share:
Basic	$1.15					$1.09

Diluted	$1.10					$1.04

Weighted-average Common Shares Outstanding:
Basic	10,321					10,321

Diluted	10,796					10,796

The accompanying notes are an integral part of these combined financial statements.

NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

On December 3, 2007, ICF International (“ICF”) acquired 100 percent of the outstanding shares of Simat, Helliesen & Eichner, Inc. (SH&E). The following unaudited pro forma condensed combined financial statements have been prepared to give effect to the completed acquisition, which was accounted for as a purchase business combination in accordance with the provisions of SFAS No. 141, Business Combinations, as if the acquisition had taken place on September 30, 2007 for balance sheet purposes and January 1, 2006 and 2007 for statement of earnings purposes.

The pro forma amounts have been developed from the unaudited consolidated financial statements for the nine months ended September 30, 2007, for ICF and SH&E as well as the audited consolidated financial statements of ICF contained in its Annual Report on Form 10-K for the year ended December 31, 2006, and audited consolidated financial statements for SH&E for the year ended December 31, 2006. The assumptions, estimates and adjustments here have been made solely for the purposes of developing these combined consolidated financial statements.

In accordance with the purchase method of accounting, the assets and liabilities of SH&E were recorded at their respective fair values as of the date of acquisition. Management’s estimates of the fair value of assets acquired and liabilities assumed are based, in part, on third-party evaluations. The preliminary allocation of the purchase price was based upon a preliminary valuation and our estimates and assumptions are subject to change.

The unaudited pro forma combined consolidated financial statements are provided for illustrative purposes only and are not intended to represent the actual consolidated results of operations or the consolidated financial position of ICF had the acquisition occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position. The unaudited pro forma combined consolidated financial statements should be read in conjunction with the separate historical consolidated financial statements of ICF and SH&E.

Note A. Basis of Presentation

Effective December 3, 2007, ICF acquired 100 percent of the outstanding common shares of Simat, Helliesen & Eichner, Inc. (SH&E), a privately held company that provides consulting services in the aviation industry, including network and fleet planning, cargo distribution, airline and airport privatization, mergers and acquisitions, airline safety, security and operations, technical and financial services, asset management and appraisals, corporate/business aviation, air carrier revenue management, airport concessions planning, and airport air service marketing. ICF believes that the acquisition will combine its climate-change expertise with SH&E’s expertise in the air transport industry enabling ICF to advise airlines and related suppliers on matters such as; environmental trends, greenhouse gas emissions, buying carbon offsets.

The acquisition was accounted for as a purchase in accordance with the provisions of SFAS No. 141, Business Combinations. The aggregate purchase price was approximately $51.9 million, including $51.4 million of cash and $0.5 million of transaction expenses. ICF has engaged an independent valuation firm to assist management in the allocation of the purchase price, but this allocation has not yet been finalized. The excess of the purchase price over the estimated fair value of the net tangible assets acquired was approximately $47.9 million. The independent valuation was used by ICF to allocate approximately $37.1 million to goodwill and $10.8 million to other intangible assets. The other intangible assets consist of customer-related intangibles, developed technology, and marketing-related intangibles in the amounts of $5.0 million, $3.5 million, and $2.3 million, respectively. The customer-related intangibles, developed technology, and marketing-related intangibles are being amortized over 10 years, 5 years, and 5 years, respectively. Neither the goodwill, nor the amortization of intangibles, is deductible for tax purposes. The results of operations for SH&E will be included in ICF’s statement of operations since December 3, 2007.

The preliminary allocation of assets acquired and liabilities assumed consist of the following (in thousands of dollars):

Cash	$2,103
Accounts receivables	9,626
Other current assets	357
Customer-related intangibles	4,976
Developed technology	3,476
Non-compete agreement	2,359
Goodwill	37,056
Other Assets	306
Property and equipment	635

Total assets	60,894

Accounts payable	589
Accrued salaries and benefits	4,044
Deferred tax liabilities	3,629
Income taxes payable	465
Other current liabilities	272

Total liabilities	8,999

Net assets	$51,895

Note B. Pro Forma Adjustments

The pro forma information includes adjustments to reflect the estimated purchase price, including adjustments to goodwill, intangibles, debt, taxes, intangible expense, interest expense, and other expenses. The pro forma adjustments included in the unaudited combined consolidated financial statements are as follows:

(a)	To eliminate SH&E goodwill of $2.9 million and reflect the fair value of acquired goodwill based on net assets acquired as of September 30, 2007.

(b)	To eliminate SH&E identified intangibles of $0.9 million and reflect the estimate of the fair value of acquired identified intangibles of $10.8 million.

(c)	Reflects spin off of SH&E deferred compensation plan, which ICF did not acquire as part of the transaction.

(d)	To eliminate SH&E’s current portion of long-term debt, which was repaid in connection with the acquisition.

(e)	To eliminate SH&E’s debt of $2.2 million, which was repaid in connection with the acquisition and to record acquisition-related debt of $49.8 million.

(f)	To reflect net deferred tax liabilities.

(g)	To record the impact of pro forma adjustments of stockholders’ equity.

(h)	To reclassify certain SH&E labor, which was directly charged to projects, to Direct Costs from Operating expenses to improve comparability. ICF includes direct labor as part of Direct Costs line item.

(i)	To reclassify $2.4 million of Bonuses and $0.4 million of Foreign Exchange losses to Operating expenses, as well as to reclassify labor, which was directly charged to projects, from Operating expenses line item to Direct costs to improve comparability.

(j)	To eliminate SH&E intangible amortization expense of $0.1 million, and to record amortization expense of $1.6 million related to the SH&E acquisition.

(k)	To eliminate SH&E’s net interest income and to record interest related to an average acquisition debt balance of $25 million at an estimated interest rate of 7.75% for the nine month period.

(l)	To record an income tax provision for pro forma adjustments at an effective rate of 40%.

(m)	To reclassify $3.1 million of Bonuses and $0.3 million of Foreign Exchange losses to Operating expenses; to reclassify $6.6 million of SH&E labor, which was directly charged to clients, from Operating expenses line item to Direct costs to improve comparability; and to eliminate SH&E ESOP of $0.3 million and deferred compensation contributions of $0.4 million, offset by $0.1 million of additional labor and fringe expense previously capitalized and offset by $0.3 million of unrecorded liabilities.

(n)	To eliminate SH&E annual service fee to prior owner.

(o)	To eliminate SH&E intangible amortization expense of $0.1 million and $0.1 million in amortization expense associated with capitalized software, and to record the amortization expense of $2.2 million related to the SH&E acquisition.

(p)	To eliminate SH&E’s net interest expense and to record interest related to an average acquisition debt balance of $25 million at an estimated interest rate of 7.75% for the twelve month period.